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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
               8 1/8% SECOND MORTGAGE BONDS DUE 2004 (SERIES A)
                                       OF
                  CENTRAL VERMONT PUBLIC SERVICE CORPORATION

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 8 1/8% Second Mortgage Bonds
Due 2004 (Series A) (the "Old Bonds") are not immediately available, (ii) the
Old Bonds, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the expiration date (as defined in the Prospectus referred to and as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier, registered or certified mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer-Procedures for
Tendering the Old Bonds" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                             THE BANK OF NEW YORK

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
               BY REGISTERED OR                 BY OVERNIGHT DELIVERY/HAND:
               CERTIFIED MAIL:                       The Bank of New York
             The Bank of New York         Corporate Trust Service Window; Ground Level
            101 Barclay Street 7E                     101 Barclay Street
             New York, NY  10286                     New York, NY  10286
             Attn:  Reorg. Dept.                     Attn: Reorg. Dept. 7E
               Ayikwei Aryeetey                        Ayikwei Aryeetey

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                                (212) 815-3687

                           FACSIMILE TRANSMISSIONS:
                                (212) 815-6339

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE
SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Central Vermont Public Service
Corporation, a Vermont corporation (the "Company"), upon the terms and subject to the conditions set forth in the Company's prospectus dated __________ ____,
1999 (as the same may be amended or supplemented from time to time, the
"Prospectus"), and the related letter of transmittal (the "Letter of
Transmittal," which, together with the Prospectus, constitute the "Exchange
Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of the Old Bonds set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption, "The Exchange Offer-Procedures for Tendering the Old Bonds."
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
Aggregate Principal                     Name(s) of Registered Holder(s):__________________________________
Amount Tendered: $______________        __________________________________________________________________

Certificate No(s). (if available:)________________________________________________________________________

Address(es):______________________________________________________________________________________________

Area Code and Telephone Number(s):________________________________________________________________________

If the Bonds will be tendered by book-entry transfer, provide the following information:

DTC Account Number:_______________________________________________________________________________________

Date:_____________________________________________________________________________________________________

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                               PLEASE SIGN HERE

X_____________________________                ______________________

X_____________________________                ______________________
                                                        Date

     Must be signed by the holder(s) of the Old Bonds as their name(s) appear(s) on the certificates for Old Bonds or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.

                     Please print name(s) and address(es)

Name(s):     _________________________________________________________________

             _________________________________________________________________

             _________________________________________________________________

             _________________________________________________________________

             _________________________________________________________________

Capacity:    _________________________________________________________________

Address(es): _________________________________________________________________


             THE GUARANTEE ON THE NEXT PAGE MUST ALSO BE COMPLETED

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                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Bonds tendered hereby in proper form for transfer, or confirmation of the book entry transfer of such Old Bonds to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange, Inc. trading days following the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Bonds tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


  ________________________________        ________________________________
            Name of Firm                        Authorized Signature

  ________________________________        ________________________________
              Address                                 Title

  ________________________________             (Please Type or Print)
              Zip Code

  Area Code and Telephone Number: __________________ Date:________________



     NOTE: DO NOT SEND THE OLD BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF THE OLD BONDS MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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